UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2020

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At-The-Market Equity Program

On March 30, 2020, Agree Realty Corporation (the “Company”) and Agree Limited Partnership (the “Operating Partnership”), for which the Company is the sole general partner, entered into separate at the market (“ATM”) equity distribution agreements with each of Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Sun Trust Robinson Humphrey, Inc. and Capital One Securities, Inc. (collectively, the “Non-Forward ATM Equity Distribution Agreements”) and with Raymond James Associates, Inc. (“Raymond James”), Citigroup Global Markets Inc. (“Citigroup”), Jefferies LLC (“Jefferies”) and Wells Fargo Securities, LLC (“Wells Fargo”) (collectively, the “Forward ATM Equity Distribution Agreements”, and together with the Non-Forward Equity Distribution Agreements, the “ATM Equity Distribution Agreements”), pursuant to which the Company may issue and sell from time to time shares of the Company’s common stock, $0.0001 par value per share, having an aggregate offering price of up to $400,0000,000 (the “Shares”). We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.” The Forward ATM Equity Distribution Agreements with Raymond James, Citigroup, Jefferies and Wells Fargo provide that, in addition to the issuance and sale of common stock by us through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements, between us and each of Raymond James, Citigroup, Jefferies and Wells Fargo, or their respective affiliates. We refer to Raymond James, Citigroup, Jefferies and Wells Fargo, when acting as agents for forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” Upon entering into the ATM Equity Distribution Agreements, we simultaneously terminated the equity distribution agreements we entered into with the same parties in connection with a prior at the market offering program established in July 2019.

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

In addition to the issuance and sale of the Shares through the sales agents, the Forward ATM Equity Distribution Agreements with Raymond James, Citigroup, Jefferies and Wells Fargo provide that the Company also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between the Company and a forward seller or its affiliate. The Company refers to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers.” In connection with each particular forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant forward seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a forward seller. The Company expects to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of its common stock (in the case of net share settlement).

Each sales agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as sales agent under the applicable ATM Equity Distribution Agreement. In connection with each forward sale, the Company will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed Shares sold by it as a forward seller.

The Shares will be issued pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-218476), filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2017, which became immediately effective upon filing, and a prospectus supplement dated March 30, 2020, filed by the Company with the Commission. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the material terms of the ATM Equity Distribution Agreements and the master forward sale confirmations does not purport to be complete and is qualified in its entirety by reference to Exhibits 1.1, 1.2 and 1.3 filed herewith, which are incorporated herein by reference.

Supplemental Risk Factor

The Company is supplementing the risk factors set forth under "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report") with the additional risk factor set forth below. This supplemental risk factor should be read in conjunction with the risk factors set forth in the 2019 Annual Report.

The current pandemic of the novel coronavirus, or COVID-19, and the future outbreak of other highly infectious or contagious diseases, could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.

Since being reported in December 2019, COVID-19 has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

The COVID-19 pandemic has had, and another pandemic in the future could have, repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries has significantly adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel.

Certain states and cities, including where we own properties and/or have development sites, have also reacted by instituting quarantines, restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. The Company expects that additional states and cities will implement similar restrictions. As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly. A number of our tenants have announced temporary closures of their stores and requested rent deferral or rent abatement during this pandemic. Many experts predict that the outbreak will trigger, or even has already triggered, a period of global economic slowdown or a global recession. The COVID-19 pandemic, or a future pandemic, could have material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors:

•	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action;

•	the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations;

•	the reduced economic activity could result in a recession, which could negatively impact consumer discretionary spending;

•	difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us;

•	the financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our credit facility and other debt agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under our revolving credit facility and pay dividends;

•	a general decline in business activity and demand for real estate transactions could adversely affect our ability or desire to grow our portfolio of properties;

•	a deterioration in our or our tenants' ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations could adversely affect our operations and those of our tenants; and

•	the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during a disruption.

The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could reduce our cash flows, which could impact our ability to continue paying dividends to our stockholders at expected levels or at all. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. Nevertheless, the COVID-19 pandemic presents material uncertainty and risk with respect to our performance, financial condition, results of operations, cash flows and performance. Moreover, many risk factors set forth in the 2019 Annual Report should be interpreted as heightened risks as a result of the impact of the COVID-19 pandemic.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Form of Non-Forward ATM Equity Distribution Agreement
1.2	Form of Forward ATM Equity Distribution Agreement
1.3	Form of Master Forward Sale Confirmation
5.1	Opinion of Ballard Spahr LLP regarding the validity of the Shares to be issued
8.1	Opinion of Honigman LLP as to certain tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Honigman LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: March 30, 2020	By:	/s/ Clayton R. Thelen
Clayton R. Thelen, Chief Financial Officer and Secretary